UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2006

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, the board of directors of The Pantry, Inc. (the “Company”) amended its compensation program for independent directors to provide that, in addition to the compensation arrangements applicable to all independent directors, the Lead Director of the Company is entitled to receive on an annual basis upon re-election to the Company’s board of directors 5,000 options to purchase Company common stock. The Company’s compensation program for independent directors, as amended, is included as Exhibit 10.1 to this Report.

Item 8.01. Other Events.

On February 21, 2006, the Company announced the election of Peter J. Sodini, Chief Executive Officer of the Company, as its Chairman of the Board and the election of Thomas M. Murnane, director of the Company and chairman of the Nominating and Corporate Governance Committee, as its Lead Director. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
10.1	Independent Director Compensation Program

99.1	Press Release dated February 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: February 21, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Independent Director Compensation Program

99.1	Press Release dated February 21, 2006